MARATHON

INVESTOR PRESENTATION

MAY 2014

SAFE HARBOR STATEMENT

Safe Harbor

This presentation and other written or oral statements made from time to time by representatives of Marathon Patent Group ("MPG" or "Marathon") contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements reflect the current view about future events. Statements that are not historical in nature, and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be," "future" or the negative of these terms and other words of similar meaning, are forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions regarding our business, the economy and other future conditions and are subject to inherent risks, uncertainties and changes of circumstances that are difficult to predict and may cause actual results to differ materially from those contemplated or expressed. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Important factors that could cause actual results to differ materially from those in the forward looking statements include: a continued decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products; the ability to protect our intellectual property rights; impact of any litigation or infringement actions brought against us; competition from other providers and products; risks in product development; inability to raise capital to fund continuing operations; changes in government regulation, the ability to complete customer transactions and capital raising transactions.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Forecast

All forecasts are provided by management in this presentation and are based on information available to us at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management's best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products.

This overview is delivered solely as reference material with respect to our company. This document shall not constitute an offer to sell or the solicitation of an offer to buy securities in our company in any jurisdiction. The information herein is based on data obtained from sources believed to be reliable.

Marathon Overview

- Patent acquisition and monetization company
- We acquire patents from a wide range of patent holders – individual inventors to Fortune 500 companies – currently own 124 patents and have contract rights related to revenue generated from 50+ patent assets
- Our strategy of acquiring patents that cover a wide range of subject matter allows us to achieve diversity within our patent asset portfolio
- We generate revenue from our diversified portfolio through actively managed concurrent licensing campaigns – resulting in a long-term diversified revenue stream – currently have over 100 potential licensees
- Strategic relationship with IPNav – the world's foremost IP monetization service company – shareholder in Marathon

Patent Acquisition

- Established and growing channels deal flow – sources of patent opportunities
- Due diligence process – risk analysis, infringement analysis, revenue projections, pricing analysis and targeted ROI
- Typical terms/structure – Marathon subsidiary acquires the patent portfolio for cash, stock, contingency revenue share, or hybrid
- Decades of experience and expertise to mitigate risk and enhance return potential
- Success of patent acquisition is critical to the success of building a **diversified** portfolio of patent assets – which allows for a diversified revenue stream

Patent Licensing

- Approach potential licensees – objective is to execute a license agreement by explaining the evident strength of our claims and the value of our patented technology within their product offering

- If initial licensing approach yields less than expected outcome – move forward with litigation (2-4 year time horizon: filing of complaint to trial)

- A large pool of potential licensees / defendants provides for diversity of timing and size of revenue events

- Majority of defendants execute a settlement and license agreement (greater than 90%)

- Multiple patent assets allow for multiple licensing campaigns

Financial Model

- Highly scalable business model allows for concurrent multiple patent licensing campaigns without substantial increase in corporate overhead
- Multiple assets provide opportunity for multiple revenue events
- Currently own 124 patents and have contract rights related to revenue generated from 50+ patent assets and over 100 potential licensees within 12 active licensing campaigns
- Gross margins typically range between 45% - 55% of revenue
- Focused on reaching near-term positive EBITDA

CURRENT SUBSIDIARIES

- Dynamic
  - Exclusive license to 4 U.S. Patents
  - Marathon's Dynamic portfolio contains patents which relate to a method of processing natural language query inputs by a user
  - Litigation commenced on 10/19/2012; Markman held in April in NDNY with trial expected in early 2015
  - Stage of Litigation: Decision denying Apple's Institution of Inter Partes Review

- CRFD Research
  - 4 U.S. Patents and 3 U.S. Applications
  - CRFD Research's wireless technology portfolio represents key enabling wireless technologies including the transfer of active session among devices, and web content transformation into formats compatible with destination devices
  - Litigation commenced on 01/17/2014
  - Stage of Litigation: Pre-Markman

- Signal IP
  - 15 U.S. Patents, 2 Foreign Patents
  - Marathon's Signal IP patent portfolio covers automotive technology – acquired from Delphi Technologies in December 2013
  - Litigation commenced on 04/01/2014
  - Stage of Litigation: Pre-Markman

Current Subsidiaries

- IP Liquidity Ventures
  - Contract rights to revenue generated from various patent portfolios covering life sciences, search, network intrusion and detection and sensors
  - The Life Sciences portfolio relates to thalidomide treatments for neoplastic diseases, malignant melanomas, as well as treatments for cholinergic deficit states in the central nervous or peripheral nervous systems.
  - The Sensor portfolio relates to automotive systems including tire pressure management systems (e.g. pressure, temperature, rotations)
  - The Search and Network Intrusion portfolio relates to tools for intelligent searches applied to data management systems as well as global information networks like the Internet.

- Sarif Biomedical
  - 5 U.S. Patents, 24 foreign patents and patent applications
  - Marathon's Sarif portfolio relates to microsurgery methods and related equipment including articulated tools, imaging systems and displays as well as sensors employed as integral parts of the system.
  - Litigation commenced on 01/28/2013
  - Stage of Litigation: Pre-Markman

- CyberFone
  - 10 U.S. Patents, 1 U.S. Application and 27 foreign patents
  - Marathon's CyberFone patent portfolio covers claims that provide the right to practice specific transactional data processing, telecommunications, network and database inventions, including financial transactions.
  - Litigation commenced on 09/15/2011
  - Stage of Litigation: Pre-Markman

Current Subsidiaries

- Sampo IP
  - 3 U.S. Patents and 1 U.S. Applications
  - Sampo IP patent portfolio covers a system and method for communicating information among participants of a distributed application.
  - Litigation commenced on 03/20/2013
  - Stage of Litigation: Pre-Markman

- E2E Processing
  - 4 U.S. Patents
  - The E2E patent portfolio emphasizes process automation in the production and enterprise resource planning (ERP) sector - although the patents and their associated claims show a clear relationship with other fields of use.
  - Stage of Litigation: Pre-Markman

- Vantage Point
  - 11 U.S. Patents and 26 foreign patents
  - The Vantage Point Technologies patents relate to a wide range of technologies including processor architecture technology that is in widespread use throughout the computing and mobile device marketplace.
  - Litigation commenced on 11/01/2013
  - Stage of Litigation: Pre-Markman

Current Subsidiaries

- Relay IP
  - 1 U.S. Patent
  - Marathon's Relay IP portfolio covers claims enabling multicasting on Internet protocol (IP) networks. IP multicast is widely deployed in enterprises, commercial stock exchanges, and multimedia content delivery networks.
  - Litigation commenced on 05/03/2013
  - Stage of Litigation: Pre-Markman

- Hybrid Sequence
  - 2 U.S. Patents - Marathon's Hybrid Sequence portfolio covers performing diagnostics, in a non-disruptive fashion through a Frame Relay Circuit.

- Bismarck IP
  - 3 U.S. Patents and 11 foreign patents – Covers claims relating to performance enhancement features and enabling technology within switching communication terminal equipment, and in Private Branch Exchanges (PBXs) in a communication network.

MANAGEMENT

Doug Croxall
CEO & Chairman

- Previously the CEO & owner of LVL Patent Group, a patent enforcement entity
- Chairman and CEO of Firepond (NASDAQ: FIRE), a configuration software company with a patent portfolio enforced by IP Nav for $93 million in gross revenues
- Previously employed by Motorola and KPMG
- MBA, Pepperdine University 1995; BA Purdue University 1991

John Stetson
EVP & Director

- Served as CFO of MPG's predecessor company, American Strategic Minerals.
- Investment Analyst for Heritage Investment Group
- Corporate Finance division of Toll Brothers (TOL).
- BA in Economics from the University of Pennsylvania

Jim Crawford
COO

- Previously the CIO Hipcricket/Augme Technologies, Inc.
- Member of the Board of Directors for Augme Technologies, Inc. (2006-2011)
- Experienced in public company compliance, advanced hardware, software and network administration
- Named inventor on several patents pending with the USPTO
- Founder of Kino Communications & Audioeye, Inc.

Doug Bender
SVP Engineering

- Previously the SVP Engineering and IP Development at Augme Technologies, Inc.
- 25 years of engineering, executive management and intellectual property
- Inventor and author of more than 75 patents in the communications, IP telephony, and IT markets
- BS Computer Science California Polytechnic University – San Luis Obispo

Marathon at a Glance

Exchange/Ticker	OTCQB: MARA
Current price	$7.18
Market Capitalization	≈ $39.4 Million
Common Shares Outstanding	≈ 5.6 MM
Fully Diluted Shares	≈ 7.6 MM
Avg. Daily Volume (3 month)	≈ 22,000
Solid balance sheet	≈ $6 Million Cash

Investor Highlights

- Experienced and proven team – strategic relationship with IPNav
- Continuous supply of patent opportunities
- Continued focus on acquisition of additional patent assets to continue and increase diversification of asset base
- Highly scalable business model allows for concurrent multiple patent licensing campaigns without significant increase in corporate overhead
- Strong operating leverage should allow for near-term expansion of operating margins and positive EBITDA
- Execution - multiple licensing campaigns already underway

Contact Information

Company Contact:

Doug Croxall, CEO
703.232.1701 office
doug@marathonpg.com

Investor Contact:

The Del Mar Consulting Group, Inc.
Robert B. Prag, President
858-794-9500
bprag@delmarconsulting.com

or

Alex Partners, LLC
Scott Wilfong, President
425-242-0891
scott@alexpartnersllc.com